ABERCROMBIE & FITCH CO. REPORTS THIRD QUARTER RESULTS

Overall net sales up 5%, with Hollister net sales up 10%, driving operating expense leverage and profit growth as strategic initiatives gain further traction

New Albany, Ohio, November 17, 2017: Abercrombie & Fitch Co. (NYSE: ANF) today reported GAAP net income per diluted share of $0.15 for the third quarter ended October 28, 2017, compared to GAAP net income per diluted share of $0.12 for the third quarter last year. Excluding certain items, the company reported adjusted non-GAAP net income per diluted share of $0.30 for the quarter, compared to adjusted non-GAAP net income per diluted share of $0.02 last year.

Net Income Per Diluted Share Summary
	2017 (1)	2016 (2)
GAAP	$0.15	$0.12
Excluded Items (3)	(0.15)	0.09
Adjusted Non-GAAP	$0.30	$0.02

(1) Excluded Items consist of legal charges of $11.1 million and store asset impairment charges of $3.5 million.
(2) Excluded Items consist of indemnification recovery benefits of $6.0 million.
(3) Excluded Items are net of tax effect.

The favorable impact from year-over-year changes in foreign currency exchange rates, net of hedging, was approximately $0.01 per diluted share for the quarter.

A description of the use of non-GAAP financial measures and a schedule reconciling GAAP financial measures to adjusted non-GAAP financial measures accompanies this release.

Fran Horowitz, Chief Executive Officer, said:

"We are pleased by the clear progress across all brands, delivering another quarter of sequential comparable sales improvement, and a return to positive comparable sales. This sales performance in combination with disciplined expense management drove profit growth, despite the promotional environment. Our customers remain at the center of all we do, and that singular focus continues to drive both our brands forward, with effective engagement across all channels driving positive overall traffic and conversion trends. Hollister delivered another quarter of sales growth across all channels and geographies, and Abercrombie is beginning to show signs of stabilization.

We continue to execute on our strategic plan, and we are positioned to compete in what we expect to be a challenging and promotional fourth quarter. We maintain our focus on driving operating expense leverage, while also making strategic investments in marketing and omnichannel to meet our customers' needs whenever, wherever and however they choose to engage with our brands."

Third Quarter Sales Results

Net sales for the third quarter were $859.1 million, up 5% over last year, with comparable sales for the third quarter up 4% and changes in foreign currency exchange rates benefiting net sales by 1%.

Fiscal 2017 Comparable Sales Summary (1)
Brand					Geography
	First Quarter	Second Quarter	Third Quarter	Year-to-Date		First Quarter	Second Quarter	Third Quarter	Year-to-Date
Hollister	3%	5%	8%	6%	United States	(3)%	0%	6%	1%
Abercrombie(2)	(10)%	(7)%	(2)%	(6)%	International	(2)%	(1)%	0%	(1)%
Total Company	(3)%	(1)%	4%	0%	Total Company	(3)%	(1)%	4%	0%

(1) Comparable sales are calculated on a constant currency basis.
(2) Abercrombie includes the Abercrombie & Fitch and abercrombie kids brands.

By brand, net sales for the third quarter increased 10% to $508.1 million for Hollister and decreased 2% to $351.0 million for Abercrombie over last year.

By geography, net sales for the third quarter increased 4% to $554.7 million in the U.S. and increased 5% to $304.4 million in international markets over last year.

Direct-to-consumer sales grew to approximately 24% of total company net sales for the third quarter, compared to approximately 23% of total company net sales last year.

Additional Third Quarter Results Commentary

The gross profit rate for the third quarter was 61.3%, 80 basis points lower than last year on a constant currency basis, as lower average unit cost was more than offset by lower average unit retail.

Stores and distribution expense for the third quarter was $375.9 million, down from $386.6 million last year, as expense reductions were partially offset by volume-related expenses from higher sales and changes in foreign currency exchange rates.

Marketing, general and administrative expense for the third quarter was $124.5 million, up from $105.3 million last year. Excluding legal charges of $11.1 million this year and indemnification recovery benefits of $6.0 million last year, adjusted non-GAAP marketing, general and administrative expense increased $2.2 million, as expense reductions were more than offset by higher performance-based compensation and marketing expenses.

Asset impairment for the third quarter was $3.5 million and was excluded from adjusted results.

Net other operating income for the third quarter was $0.1 million, compared to $0.8 million last year.

Operating income for the third quarter was $22.7 million, compared to $19.6 million last year. Excluding certain items, adjusted non-GAAP operating income for the third quarter was $37.3 million, compared to $13.6 million last year.

The effective tax rate for the third quarter was 42%. Excluding certain items, the adjusted non-GAAP effective tax rate for the third quarter was 36%.

Net income attributable to Abercrombie & Fitch Co. for the third quarter was $10.1 million, compared to $7.9 million last year. Excluding certain items, adjusted non-GAAP net income attributable to Abercrombie & Fitch Co. for the third quarter was $20.5 million, compared to $1.4 million last year.

The company ended the third quarter with $459.3 million in cash and cash equivalents, and gross borrowings under the company's term loan agreement of $268.3 million, compared to $469.7 million in cash and cash equivalents and $293.3 million in borrowings last year.

The company ended the third quarter with $570.5 million in inventory, an increase of 11% over last year.

Other Developments

As previously announced, on November 14, 2017 the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on December 11, 2017 to stockholders of record at the close of business on December 1, 2017.

Outlook

For the fourth quarter of fiscal 2017, the company expects:

•	Comparable sales to be up low-single digits, and net sales to be up mid- to high-single digits, including benefits from the 53rd week and changes in foreign currency exchange rates

•	The 53rd week to benefit net sales by approximately $38 million and operating income by approximately $2 million

•	Changes in foreign currency exchange rates to benefit net sales by approximately $20 million and operating income by approximately $5 million, net of hedging

•	A gross profit rate down approximately 100 basis points to last year's rate of 59.3%, in line with the third quarter year-over-year decline

•
Operating expense, including other operating income, to be down approximately 1% from $553.7 million last year, with expense reductions partially offset by increases in volume-related expenses from higher sales and the adverse effect from changes in foreign currency exchange rates

•	The effective tax rate to be in the mid 30s

•	A weighted average diluted share count of approximately 70 million shares, excluding the effect of potential share buybacks

On a full year basis, the company expects the effective tax rate to reflect a core tax rate in the mid 30s, which is highly sensitive at lower levels of pre-tax earnings. Additionally, the company expects the full year effective tax rate to reflect discrete non-cash income tax charges of approximately $11 million related to a change in share-based compensation accounting standards.

The company now expects capital expenditures to be approximately $110 million for the full year, up from the company's prior expectation of $100 million.

In addition to the five stores opened year to date, including two outlet stores, the company expects to open four new full-price stores in the fourth quarter. The company anticipates closing up to 60 stores in the U.S. by year-end through natural lease expirations, including 14 stores closed to date.

Today at 8:30 AM, Eastern Standard Time, the company will conduct a conference call. Management will discuss the company's performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (877) 627-6590 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-4857. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 5771918 or through www.abercrombie.com.

An investor presentation of third quarter results will be available in the "Investors" section of the company's website at www.abercrombie.com at approximately 8:00 AM, Eastern Standard Time, today.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F's Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and in A&F's subsequently filed quarterly reports on Form 10-Q, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for Fiscal 2017 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; direct-to-consumer sales channels are a significant component of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks; our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability; our failure to protect our reputation could have a material adverse effect on our brands; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; changes in the cost, availability and quality of raw materials, labor, transportation and trade relations could cause manufacturing delays and increase our costs; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; our reliance on DCs makes us susceptible to disruptions or adverse conditions affecting our supply chain; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and, compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids through three renowned brands. For 125 years, the iconic Abercrombie & Fitch brand has outfitted innovators, explorers and entrepreneurs. Today, the brand reflects the updated attitude of the 21 to 24-year old customer, while remaining true to its heritage of creating expertly crafted products with an effortless, American style. The Hollister brand epitomizes the liberating and carefree spirit of the endless California summer for the teen market. abercrombie kids creates smart, playful apparel for children ages 5-14, celebrating the wide-eyed wonder of childhood.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The Company operates approximately 900 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:	Media Contact:

Brian Logan	Ian Bailey
Abercrombie & Fitch	Abercrombie & Fitch
(614) 283-6877	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	October 28, 2017	% of Net Sales	October 29, 2016	% of Net Sales
Net sales	$859,112	100.0%	$821,734	100.0%
Cost of sales, exclusive of depreciation and amortization	332,485	38.7%	310,995	37.8%
Gross profit	526,627	61.3%	510,739	62.2%
Stores and distribution expense	375,944	43.8%	386,609	47.0%
Marketing, general and administrative expense	124,533	14.5%	105,307	12.8%
Asset impairment	3,480	0.4%	—	0.0%
Other operating income, net	(70)	0.0%	(822)	(0.1)%
Operating income	22,740	2.6%	19,645	2.4%
Interest expense, net	4,571	0.5%	4,609	0.6%
Income before taxes	18,169	2.1%	15,036	1.8%
Tax expense	7,553	0.9%	6,762	0.8%
Net income	10,616	1.2%	8,274	1.0%
Less: Net income attributable to noncontrolling interests	541	0.1%	393	0.0%
Net income attributable to Abercrombie & Fitch Co.	$10,075	1.2%	$7,881	1.0%

Net income per share attributable to Abercrombie & Fitch Co.:
Basic	$0.15		$0.12
Diluted	$0.15		$0.12

Weighted-average shares outstanding:
Basic	68,512		67,975
Diluted	69,425		68,277

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended		Thirty-nine Weeks Ended
	October 28, 2017	% of Net Sales	October 29, 2016	% of Net Sales
Net sales	$2,299,532	100.0%	$2,290,377	100.0%
Cost of sales, exclusive of depreciation and amortization	913,085	39.7%	876,810	38.3%
Gross profit	1,386,447	60.3%	1,413,567	61.7%
Stores and distribution expense	1,105,168	48.1%	1,138,644	49.7%
Marketing, general and administrative expense	343,779	14.9%	331,473	14.5%
Asset impairment	10,345	0.4%	6,356	0.3%
Other operating income, net	(4,555)	(0.2)%	(16,835)	(0.7)%
Operating loss	(68,290)	(3.0)%	(46,071)	(2.0)%
Interest expense, net	12,780	0.6%	13,856	0.6%
Loss before taxes	(81,070)	(3.5)%	(59,927)	(2.6)%
Tax benefit	(16,062)	(0.7)%	(17,540)	(0.8)%
Net loss	(65,008)	(2.8)%	(42,387)	(1.9)%
Less: Net income attributable to noncontrolling interests	2,108	0.1%	2,448	0.1%
Net loss attributable to Abercrombie & Fitch Co.	$(67,116)	(2.9)%	$(44,835)	(2.0)%

Net loss per share attributable to Abercrombie & Fitch Co.:
Basic	$(0.98)		$(0.66)
Diluted	$(0.98)		$(0.66)

Weighted-average shares outstanding:
Basic	68,347		67,848
Diluted	68,347		67,848

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 28, 2017	January 28, 2017	October 29, 2016
ASSETS
Current assets:
Cash and equivalents	$459,293	$547,189	$469,720
Receivables	78,554	93,384	71,235
Inventories, net	570,484	399,795	516,146
Other current assets	68,903	98,932	93,170
Total current assets	1,177,234	1,139,300	1,150,271
Property and equipment, net	767,930	824,738	827,996
Other assets	352,737	331,719	358,201
TOTAL ASSETS	$2,297,901	$2,295,757	$2,336,468

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$248,963	$187,017	$228,880
Accrued expenses	292,479	273,044	266,761
Short-term portion of deferred lease credits	19,314	20,076	20,623
Income taxes payable	6,189	5,863	7,654
Short-term portion of borrowings, net	—	—	2,204
Total current liabilities	566,945	486,000	526,122
Long-term liabilities:
Long-term portion of deferred lease credits	$74,782	$76,321	$77,800
Long-term portion of borrowings, net	263,910	262,992	285,029
Leasehold financing obligations	48,082	46,397	48,810
Other liabilities	174,023	172,008	179,085
Total long-term liabilities	560,797	557,718	590,724
Total Abercrombie & Fitch Co. stockholders' equity	1,160,760	1,243,435	1,211,667
Noncontrolling interests	9,399	8,604	7,955
Total stockholders' equity	1,170,159	1,252,039	1,219,622
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,297,901	$2,295,757	$2,336,468

REPORTING AND USE OF GAAP AND NON-GAAP MEASURES
The company believes that each of the non-GAAP financial measures presented in this news release are useful to investors as they supplement investors' understanding of comparability across periods and provide the ability to measure the company’s operating performance excluding the effect of certain items that the company believes do not reflect its future operating outlook. Management used these non-GAAP financial measures during the periods presented to assess the company's performance, to make decisions about how to allocate resources and to develop expectations for future operating performance. The company provides certain financial information on a constant currency basis to enhance investors' understanding of underlying business trends and operating performance. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 35% tax rate. In addition, the company provides comparable sales which is defined as the aggregate of: (1) year-over-year sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of currency fluctuation, and (2) year-over-year direct-to-consumer sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of currency fluctuation. Non-GAAP financial measures should be used supplemental to, not as an alternative to, the company's GAAP financial results, and may not be the same as similar measures presented by other companies.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended October 28, 2017
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Marketing, general and administrative expense (2)	$124,533	$11,070	$113,463
Asset impairment (3)	3,480	3,480	—
Operating income	22,740	(14,550)	37,290
Income before taxes	18,169	(14,550)	32,719
Tax expense (4)	7,553	(4,117)	11,670
Net income attributable to Abercrombie & Fitch Co.	$10,075	$(10,433)	$20,508

Net income per diluted share attributable to Abercrombie & Fitch Co.	$0.15	$(0.15)	$0.30
Diluted weighted-average shares outstanding:	69,425		69,425

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of legal charges of $11.1 million in connection with a proposed settlement of two class action claims related to alleged wage and hour practices dating back to 2009.

(3) Excluded Items consist of asset impairment charges of $3.5 million related to store assets whose carrying value exceeded fair value.

(4) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended October 29, 2016
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Marketing, general and administrative expense (2)	$105,307	$(6,000)	$111,307
Operating income	19,645	6,000	13,645
Income before taxes	15,036	6,000	9,036
Tax expense (3)	6,762	(479)	7,241
Net income attributable to Abercrombie & Fitch Co.	$7,881	$6,479	$1,402

Net income per diluted share attributable to Abercrombie & Fitch Co.	$0.12	$0.09	$0.02
Diluted weighted-average shares outstanding:	68,277		68,277

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of indemnification recovery benefits of $6.0 million related to certain legal settlements recognized in the second quarter of Fiscal 2015.

(3) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirty-nine Weeks Ended October 28, 2017
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Marketing, general and administrative expense (2)	$343,779	$11,070	$332,709
Asset impairment (3)	10,345	9,615	730
Operating loss	(68,290)	(20,685)	(47,605)
Loss before taxes	(81,070)	(20,685)	(60,385)
Tax benefit (4)	(16,062)	(5,727)	(10,335)
Net loss attributable to Abercrombie & Fitch Co.	$(67,116)	$(14,958)	$(52,158)

Net loss per diluted share attributable to Abercrombie & Fitch Co.	$(0.98)	$(0.22)	$(0.76)
Diluted weighted-average shares outstanding:	68,347		68,347

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of legal charges of $11.1 million in connection with a proposed settlement of two class action claims related to alleged wage and hour practices dating back to 2009.

(3) Excluded Items consist of asset impairment charges of $9.6 million related to store assets whose carrying value exceeded fair value.

(4) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirty-nine Weeks Ended October 29, 2016
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Marketing, general and administrative expense (2)	$331,473	$(6,000)	$337,473
Asset impairment (3)	6,356	6,356	—
Other operating income, net (4)	(16,835)	(12,282)	(4,553)
Operating loss	(46,071)	11,926	(57,997)
Loss before taxes	(59,927)	11,926	(71,853)
Tax benefit (5)	(17,540)	1,768	(19,308)
Net loss attributable to Abercrombie & Fitch Co.	$(44,835)	$10,158	$(54,993)

Net loss per diluted share attributable to Abercrombie & Fitch Co.	$(0.66)	$0.15	$(0.81)
Diluted weighted-average shares outstanding:	67,848		67,848

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of indemnification recovery benefits of $6.0 million related to certain legal settlements recognized in the second quarter of Fiscal 2015.

(3) Excluded Items consist of asset impairment charges of $6.4 million related to a store whose asset carrying value exceeded fair value.

(4) Excluded Items consist of legal settlement benefits of $12.3 million related to certain economic loss claims.

(5) The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Store Count Activity

Thirteen Weeks Ended October 28, 2017
	Hollister(1)		Abercrombie(2)		Total
	United States	International	United States	International	United States	International
July 29, 2017	397	145	306	43	703	188
New	—	—	1	1	1	1
Closed	(1)	—	(3)	—	(4)	—
October 28, 2017	396	145	304	44	700	189

Thirty-nine Weeks Ended October 28, 2017
	Hollister(1)		Abercrombie(2)		Total
	United States	International	United States	International	United States	International
January 28, 2017	398	145	311	44	709	189
New	1	—	3	1	4	1
Closed	(3)	—	(10)	(1)	(13)	(1)
October 28, 2017	396	145	304	44	700	189

(1)	Excludes five international franchise stores as of October 28, 2017 and July 29, 2017 and three international franchise stores as of January 28, 2017.

(2)
Includes Abercrombie & Fitch and abercrombie kids brands. Excludes four international franchise stores as of October 28, 2017, three international franchise stores as of July 29, 2017 and one international franchise store as of January 28, 2017.